Exhibit 32

SECTION 1350 CERTIFICATION

We, Charles A. Alutto, President and Chief Executive Officer of Stericycle, Inc. (the “Company”), and Daniel V. Ginnetti, Executive Vice President and Chief Financial Officer of the Company, certify as follows, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002):

(a)

the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2017 (the “Report”) fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2017

/s/ Charles A. Alutto
Charles A. Alutto
President and Chief
Executive Officer
Stericycle, Inc.

/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and
Chief Financial Officer
Stericycle, Inc.